EXHIBIT INDEX

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(m)      Calculations of Illustrations for VUL-NY.

(n)      Consent of Independent Auditors for VUL-NY dated April 26, 2004.

(r) Power of Attorney to sign amendments to this Registration Statement dated April 15, 2004.